UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 3, 2012

Virtual Medical International, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-53941
(State or other jurisdiction of incorporation)	(Commission File No.)

851 Devon Avenue, Los Angeles, CA 90024

(Address of principal executive offices and Zip Code)

(310) 470-2616

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01     OTHER EVENTS.

Our board of directors has unanimously passed a resolution to voluntarily terminate the registration of our common stock under Section 12(g) of the Securities Exchange Act of 1934, as amended. On or about August 3, 2012 in accordance with the resolutions adopted by the Board of Directors, the Company intends to file a Certification and Notice of Termination of Registration on Form 15 with the Securities and Exchange Commission (the “Commission”) to effect the deregistration of its common stock. Upon the filing of the Form 15, the Company’s obligations to file certain reports with the Commission, including Forms 10-K, 10-Q and 8-K will immediately be suspended. The Company expects the deregistration of its common stock to become effective ninety (90) days after filing the Form 15 with the Commission or within such shorter time as the Commission may direct. Upon the effectiveness of the deregistration of the Company’s common stock, the Company will no longer be a public reporting company, and its securities will cease trading on the OTC Bulletin Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 3rd day of August, 2012.

Virtual Medical International. Inc.

BY:	s/Francis D'Ambrosio
Francis D"Ambrosio, CEO